Tauriga Sciences Inc. Secures Requisite Additional Capital to Finance Auditor Engagement Through Completion of First Fiscal Quarter 2017 Audit; Period Ending June 30, 2016

August 4, 2016 ———— New York, N.Y. ———— Tauriga Sciences, Inc. (OTC PINK: TAUG) (“Tauriga” or the “Company”), a diversified life sciences technology Company, today announced that it has secured additional capital from an existing institutional investor in order to finance additional audit and interim reporting related work. By securing this additional tranche of capital, the Company approximates that it can finance its auditor engagement through the First Fiscal Quarter of Fiscal Year 2017 (“Q1 FY ‘17”) or the Period ending June 30, 2016. Recall that the Company operates, from an accounting perspective, with a March 31 Fiscal Year End. The Company expects to file its Form 10Q (“Quarterly Report”) for the Third Fiscal Quarter 2016 (Period: October 1, 2015 - December 31, 2015) in the near term. Subsequent to that, the Company’s next filing will be its Form 10K (“Annual Report”) for the Fiscal Year End 2016 (Period Ending: March 31, 2016).

On July 12, 2016 the Company filed its Form 10Q (“Quarterly Report”) for the Second Fiscal Quarter 2016 (Period: July 1, 2015 - September 30, 2015). The Company continues to work diligently towards its corporate goal of regaining its status as a fully reporting U.S. public Company. The completion of this additional financing potentially expedites this process and enhances the Company’s ability to raise additional capital and negotiate with potential acquisition candidates. The Company became a delinquent filer and was delisted from the OTCQB Exchange on July 31, 2015 due to the malpractice committed by Cowan Gunteski & Co. P.A.(“Cowan Gunteski” or “Predecessor Audit Firm”) during Fiscal Year 2014 as well as Cowan’s subsequent conduct. The Company is fully prepared to continue its rigorous prosecution of its litigation against Cowan Gunteski regardless of the outcome of the pending motions regarding jurisdiction. Once there is more clarity on this issue, the Company will notify its shareholders via a press release. At this point in time, the Company is seeking monetary damages against Cowan Gunteski that exceed $4,000,000 USD and that number is expected to continually increase up until the Trial Date.

Tauriga’s CEO Seth M. Shaw expressed, “The Company is deeply appreciative that it has now secured the requisite capital to fully satisfy its auditors’ engagement agreement(s) through the period ending June 30, 2016. Once the Company regains fully reporting status, management believes that it can better capitalize on business opportunities that have the potential to enhance shareholder value.”

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on Tauriga’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which Tauriga has little or no control. Such forward-looking statements are made only as of the date of this release, and Tauriga assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by Tauriga with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact:

Tauriga Sciences, Inc.

Mr. Seth Shaw

CEO

Tel: 1-917-796-9926

Email: sshaw@tauriga.com

SOURCE: Tauriga Sciences, Inc.